LETTER OF TRANSMITTAL

EXHIBIT C

LETTER OF TRANSMITTAL

Regarding Shares in

HATTERAS RAMIUS ADVANTAGE INSTITUTIONAL FUND

Tendered Pursuant to the Offer to Purchase

Dated JANUARY 14, 2011

THIS LETTER OF TRANSMITTAL MUST BE
RECEIVED BY UMB FUND SERVICES, INC.
BY MAY 9, 2011.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
AT 12:00 MIDNIGHT, EASTERN STANDARD TIME, ON MAY 9, 2011,
UNLESS THE OFFER IS EXTENDED.

Complete This Letter Of Transmittal And Return To:

Hatteras Ramius Advantage Institutional Fund
c/o UMB Fund Services, Inc.
P.O. Box 1623
Milwaukee, WI 53201-1623

Attention:  Tender Offer Administrator
Phone: (800) 504-9070
Fax:  (816) 860-3138

Letter of Transmittal Page 1 of 4

HATTERAS RAMIUS ADVANTAGE INSTITUTIONAL FUND

Ladies and Gentlemen:

The undersigned hereby tenders to Hatteras Ramius Advantage Institutional Fund, a closed-end, non-diversified, management investment company organized as a statutory trust under the laws of the State of Delaware (the “Fund”), the shares in the Fund or portion thereof (the “Shares”) held by the undersigned, described and specified below, on the terms and conditions set out in the Offer to Purchase, dated January 14, 2011 (the “Offer”), receipt of which is hereby acknowledged, and in this Letter of Transmittal.  THE OFFER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET OUT IN THE OFFER, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

The undersigned hereby sells to the Fund the Shares tendered pursuant to this Letter of Transmittal.  The undersigned warrants that it has full authority to sell the Shares tendered hereby and that the Fund will acquire good title to the Shares, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to this sale, and not subject to any adverse claim, when and to the extent the Shares are purchased by the Fund.  Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

The undersigned recognizes that under certain circumstances set out in the Offer, the Fund may not be required to purchase the Shares tendered hereby.

A promissory note (the “Note”) for the value of the purchased Shares will be held by UMB Fund Services, Inc. (“UMBFS”) on behalf of the undersigned.  Upon written request by the undersigned to UMBFS, UMBFS will mail the Note to the undersigned at the address of the undersigned as maintained in the books and records of the Fund.  The payment of the purchase amount for the Shares tendered by the undersigned will be made by wire transfer of the funds to an account designated by the undersigned in this Letter of Transmittal.

All authority conferred or agreed to be conferred in this Letter of Transmittal will survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder will be binding on the heirs, personal representatives, successors and assigns of the undersigned.  Except as stated in Section 6 of the Offer, this tender is irrevocable.

PLEASE FAX OR MAIL (VIA CERTIFIED MAIL, RETURN RECEIPT REQUESTED) TO:  HATTERAS RAMIUS ADVANTAGE INSTITUTIONAL FUND, C/O UMB FUND SERVICES, INC., P.O. BOX 1623, MILWAUKEE, WI 53201-1623, ATTENTION:  TENDER OFFER ADMINISTRATOR (if by fax, please deliver an original, executed copy promptly thereafter).  FOR ADDITIONAL INFORMATION:  PHONE: (800) 504-9070 OR FAX: (816) 860-3138.

Letter of Transmittal Page 2 of 4

LETTER OF TRANSMITTAL

Tender Date: June 30, 2011

Tender Expiration Date: 12 Midnight ET, May 9, 2011

PARTS 1, 2, 3, AND 4 MUST BE COMPLETED FOR TENDER REQUEST TO BE IN GOOD ORDER FOR PROCESSING

PLEASE FAX OR MAIL TO:
HATTERAS RAMIUS ADV INSTL FUND UMB Fund Services 803 W. Michigan St., Ste A Milwaukee, WI 53233	FOR ADDITIONAL INFORMATION: PHONE: (800) 504-9070 FAX: (816) 860-3138

PLEASE CONTACT YOUR FINANCIAL INTERMEDIARY BEFORE SUBMITTING YOUR TENDER REQUEST.

PART 1 – NAME AND ADDRESS
Hatteras Account #:
Full Account Registration Line 1:
Full Account Registration Line 2:
Telephone Number:

Advisor Firm Name:
Advisor Rep Name
Advisor Telephone Number:

FOR CUSTODIAL ACCOUNTS ONLY (IRA, 401k, ETC.)
Custodial Account #:
Custodian Name:
Custodian Address:
Custodian City, State, Zip:
Custodian Telephone Number:

PART 2 – AMOUNT OF SHARES IN THE FUND BEING TENDERED:

☐ Entire amount of Shares

☐ Portion of Shares	$	or	Number of Shares

The undersigned understands and agrees that if the undersigned tenders an amount that would cause the undersigned’s remaining Shares to have a NAV of less than $50,000, the Fund may reduce the amount to be repurchased from the undersigned so that the required minimum account balance is maintained or repurchase the remainder of the undersigned’s Shares in the Fund.

Letter of Transmittal Page 3 of 4

LETTER OF TRANSMITTAL

PART 3 – PAYMENT

PAYMENT GUIDELINES: Proceeds from tax deferred and tax exempt registration types are required to be returned to the custodian on record.

If you invest in the Fund through a financial intermediary, that financial intermediary may require alternate payment and/or delivery instructions, notwithstanding your request herein. Please contact your financial intermediary before submitting your tender request.

Please Deliver All Proceeds via Federal Wire to the Following:

Bank Name:
ABA Routing Number:
For Credit to:
Name(s) on Bank Account:
Bank Account Number:
For Further Credit to:
Name(s) on Investors Account:
Investor Account Number at Broker:

PROMISSORY NOTE: The Note reflecting the purchase amount will be held by UMB Fund Services, Inc. on the undersigned’s behalf. Upon a written request by the undersigned to UMBFS, UMBFS will mail the Note to the undersigned at the address of the undersigned as maintained in the books and records of the Fund.

PART 4 - SIGNATURE(S)

Signature	Print Name of Authorized Signatory (and Title if applicable) Date

Signature	Print Name of Authorized Signatory (and Title if applicable) Date

Signature	Print Name of Authorized Signatory (and Title if applicable) Date
THIS DOCUMENT REQUIRES A MEDALLION SIGNATURE GUARANTEE BELOW ONLY WHEN AUTHORIZED SIGNER(S) INSTRUCT THE FUND TO SEND TENDER PROCEEDS TO AN ACCOUNT OTHER THAN THE BROKER/CUSTODIAN ACCOUNT OF RECORD.

PLEASE CONTACT YOUR FINANCIAL INTERMEDIARY BEFORE SUBMITTING YOUR TENDER REQUEST.

Letter of Transmittal Page 4 of 4